Exhibit 10.15

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment”) to Employment Agreement is made as of November 6, 2022 (the “Amendment Date”) between Lixte Biotechnology Holdings, Inc., a Delaware corporation (the “Company”), and Eric Forman (“Employee”) with reference to the following:

1)	The parties hereto have entered into an Employment Agreement dated July 15, 2020 (the “Employment Agreement”) pursuant to which the Company hired Employee to serve as the Company’s Vice President and Chief Administrative Officer. On the Amendment Date, Employee was promoted to Vice President and Chief Operating Officer. Defined Terms not defined herein shall have the meanings ascribed to them in the Employment Agreement.

2)	The parties wish to amend the Employment Agreement as provided below.

NOW THEREFORE, the parties agree to amend Exhibit A of the Employment Agreement as follows:

1.	Compensation.

a)	In consideration of Employee’s promotion to Vice President and Chief Operating Officer, the Company will pay Employee Two Hundred Thousand Dollars ($200,000) annually, paid monthly, effective on the Amendment Date.

2.	Effect of Employment Agreement. Except as provided herein, all of the terms of the Employment Agreement shall remain in full force and effect.

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

/s/ JOHN KOVACH
NAME:	John Kovach, MD
TITLE:	President and CEO

/s/ ERIC FORMAN
NAME:	Eric Forman